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EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-104177 of Andrew Corporation on Form S-4 of our report on the consolidated financial statements and financial statement schedule of Allen Telecom Inc. dated February 6, 2003 (except for Note 14 which is as of February 18, 2003) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to Allen's change in the method of accounting for goodwill and intangible assets, and an explanatory paragraph describing the subsequent event transaction with Andrew Corporation), appearing in the Annual Report on Form 10-K of Allen Telecom Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Cleveland, Ohio May 15, 2003

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INDEPENDENT AUDITORS' CONSENT